                                                                      Exhibit 99 (d)
                                                                     ---------------
                                                                       ( 1 of 1 )

                                                                     Schedule IX

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARES
                              SHORT-TERM BORROWINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (IN MILLIONS)
- ----------------------------------------------------------------------------------------------
         Column A                     Column B     Column C   Column D    Column E   Column F
- ----------------------------------------------------------------------------------------------
       Category                         Balance    Weighted   Maximum     Average     Weighted
      of Aggregate                     at end of   Average    Amount      Amount      Average
       Short-Term                       period     Interest   Outstanding Outstanding Interest
      Borrowings                                     Rate     During the  During the  During
                                                 (On Balance  Period      Period (a)  Period(b)
                                                  at end of
                                                  Period)
- ----------------------------------------------------------------------------------------------


Medium-Term Notes. . . . . . . . .       $93        7.93%        $137       $117        7.64%

Promisorry Notes . . . . . . . . .       $10        4.87%        $ 10       $ 10        4.87%










NOTES:

(a) Average amount outstanding during the year is a weighted average based upon outstanding principal weighted by the number of days outstanding divided by 360.

(b) Average interest rate for the year is a weighted average computed by dividing short-term interest expenses by total days outstanding divided by the outstanding principal multiplied by 360.

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